Exhibit 10.2
Martin Midstream Partners L.P.
2025 Phantom Unit Plan
1.Purpose. Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), has adopted this Martin Midstream Partners L.P. 2025 Phantom Unit Plan (the “Plan”), effective as of February 11, 2025 (the “Effective Date”). The Plan is intended to attract, retain, reward and motivate certain employees and directors of Martin Midstream GP, LLC, a Delaware limited liability partnership (the “Company”), Martin Resource Management Corporation, a Texas corporation (“MRMC”) and their respective Affiliates (collectively, the “Martin Group”) and to strengthen the mutuality of interests between those service providers and other unitholders of the Partnership.
2.Definitions. Unless otherwise defined in the Plan, the following terms will have the meanings indicated, unless the context clearly indicates otherwise, with all definitions equally applicable to the singular and plural forms of the terms defined.
“Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.
“Award” means the grant of one or more Phantom Units and, if applicable, DERs under the Plan.
“Award Agreement” means an agreement entered into between the Participant and the Partnership evidencing the number and terms and conditions of Phantom Units awarded to the Participant under the Plan.
“Board” means the Board of Directors of the Company.
“Change in Control” means any one of the following:
(a)any sale, lease, exchange, or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Partnership and its subsidiaries to any Person or its Affiliates, other than to the Partnership, its subsidiaries, the Company, or any Affiliates of the foregoing;
(b)any merger, reorganization, consolidation, or other transaction pursuant to which more than 50% of the combined voting power of the general partnership interests in the Partnership ceases to be owned by Persons who own such interests as of the Date of Grant;
(c)any merger, reorganization, consolidation, or other transaction pursuant to which more than 50% of the combined voting power of the equity interests in MRMC ceases to be owned by Persons who own such interests as of the Date of Grant; or
(d)any transaction that results in the Company no longer being controlled by MRMC or its Affiliates.
(e)Notwithstanding the foregoing, with respect to an Award that is subject to Code Section 409A and to which a Change in Control will accelerate payment, “Change in Control” shall mean a “change of control event” as defined in the regulations and guidance issued under Code Section 409A.
“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, and the Treasury Regulations and other authoritative guidance issued thereunder.
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“Committee” means the Compensation Committee of the Board or other committee of the Board or subcommittee of the Compensation Committee designated by the Board.
“Date of Grant” means the date an Award is granted to a Participant.
“DER” means a right to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during a specified period.
“Director” means a non-employee member of the Board.
“Employee” means any employee of the Partnership or a Martin Group entity.
“Fair Market Value” of a Unit means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or if there is no trading in the Units on such date, on the prior day on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee and in compliance with Code Section 409A.
“Participant” means an Employee or Director who has been granted an Award and has timely executed and returned to the Committee (or its delegate) the Award Agreement.
“Person” means a natural person, company, limited partnership, general partnership, limited liability company or partnership, joint venture, association, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and a government or agency or political subdivision thereof.
“Phantom Unit” means a phantom (notional) unit granted under the Plan which entitles the Participant to receive an amount of cash equal to (i) the Fair Market Value of a Unit or (ii) if the Award is a Phantom Unit Appreciation Right, the Fair Market Value of a Unit less the Unit’s Date of Grant value, subject to the terms and conditions of the Award.
“Phantom Unit Appreciation Right” has the meaning provided in Section 5.2 of the Plan.
“Plan” means the Martin Midstream Partners L.P. 2025 Phantom Unit Plan, as may be amended from time to time.
“Unit” means a common unit of the Partnership traded under the symbol MMLP.
3.Eligibility. Any Employee or Director shall be eligible to be designated a Participant and receive an Award under the Plan.
4.Phantom Units Available for Grant. The total number of Phantom Units available for grant under the Plan is 5,000,000. Phantom Units that are canceled, forfeited or expired will revert and again become available for grant under the Plan.
5.Awards.
5.1Awards and Award Agreements. The Committee, in its sole discretion, shall select Employees and Directors to be granted Awards under the Plan. The grant of an Award shall be evidenced by a written Award Agreement, which shall include such limitations, restrictions, restrictive covenants and other provisions, as the Committee may from time to time determine. Upon timely execution and return of the Award Agreement to the Committee (or its delegate), the grantee shall be a Participant. For the avoidance of doubt, the Award shall not be effective until and unless the Employee or Director timely executes and returns the Award Agreement to the Committee (or its delegate). The Phantom Units granted to a Participant shall be reflected in a bookkeeping (notional) account for such Participant maintained by the Partnership. An Award does not confer upon a Participant the right to future grants of Phantom Units.
5.2Phantom Units. The Committee shall have the authority to determine the Employees and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted, the time or conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards. The foregoing notwithstanding, the Committee may provide in the Award Agreement that the payment of the Phantom Units upon vesting shall be reduced by the Date of Grant value of the Phantom Unit, as determined by the Committee, such that the Participant shall be eligible for payment of the appreciation of the Phantom Unit since the Date of Grant (a “Phantom Unit Appreciation Right”).
6.Terms of Awards.
6.1No Voting Rights or Membership Interests. A Phantom Unit has no voting rights or rights to participate in any distributions of profits or losses or other distributions paid to holders of membership interests or other equity interests of the Partnership other than DERs (as provided in Section 8 below). A Phantom Unit does not represent actual membership interests or equity in the Partnership. Phantom Units do not constitute issued and outstanding Units for any purposes.
6.2Vesting. A Participant shall become vested in the Phantom Units awarded to the Participant in accordance with the vesting schedule included in the Participant’s Award Agreement. Unless the Committee provides otherwise in the applicable Award Agreement, vesting of an Award will be based on (i) the Participant remaining continuously employed by the Partnership or a Martin Group entity from the Date of Grant of the Phantom Units until the date of vesting, (ii) the achievement of performance goals or criteria selected by the Committee, or (iii) a combination thereof, as specified in the Award Agreement.
6.3Forfeitures. Unless the Committee provides otherwise in the applicable Award Agreement, all of a Participant’s unvested Phantom Units shall be forfeited if the Participant’s termination of employment or service for any reason.
7.Adjustments. In the event that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Phantom Units with respect to which Awards may be granted, (ii) the number of Phantom Units subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Phantom Units subject to any Award shall always be a whole number. No adjustment pursuant to this Section 7 shall be made in a manner that results in noncompliance with the requirements of Code Section 409A, to the extent applicable.
8.DERs. DERs will only be paid to the Participant if the applicable Award Agreement provides for the payment of such and then such payment shall be in accordance with the terms of the Award Agreement.
9.Change in Control. Notwithstanding any other provisions of the Plan, and unless otherwise expressly addressed in the Award Agreement, (i) any Award that is subject to performance vesting shall be deemed to satisfy the performance criteria at the target payment level and shall become fully (100%) vested as of the date the Change in Control occurs and (ii) any Award that is subject to vesting upon continued employment or service with the Partnership or a Martin Group entity through a designated vesting date shall become fully (100%) vested as of the date of the Change in Control.
10.Payment of Awards. Unless the Committee provides otherwise in the applicable Award Agreement, a Phantom Unit or Phantom Unit Appreciation Right shall be settled in a cash payment no later than the 30th day following its date of vesting. The value of each vested Phantom Unit to be paid to a Participant on the payment date shall be based on the Fair Market Value of a Phantom Unit as of the date of vesting or, if a Phantom Unit Appreciation Right, based on the Fair Market Value of a Phantom Unit as of the date of vesting less the Date of Grant value of the Phantom Unit. A Participant shall not be entitled to any increases in value thereafter.
11.Plan Administration.
11.1Administration by Committee. The Plan shall be administered by the Committee. The Committee has plenary authority to administer the Plan, including granting Awards under the Plan and entering into Award Agreements with, or providing notices to, Participants as to the terms of the Plan and any Awards granted under it, including, but not limited to, the right, power and authority to:
(a)Determine when and to whom Awards will be granted under the Plan;
(b)Determine the terms, provisions, and conditions of Awards (including the number of Phantom Units subject to an Award), which need not be identical and need not match any default terms set forth in the Plan, and amend or modify any outstanding Awards;
(c)Correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems necessary or desirable to further the Plan’s objectives;
(d)Establish, amend, and rescind any rules or regulations relating to the administration of the Plan that it determines to be appropriate;
(e)Resolve all questions of interpretation or application of the Plan or Awards; and
(f)Make any other determination that it believes necessary or advisable for the proper administration of the Plan.
11.2Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and any such determinations may be made selectively among Participants.
11.3Committee Decisions Final. Committee decisions in matters relating to the Plan will be final, binding, and conclusive on all Persons, including, but not limited to, the Partnership, its unitholders, each Martin Group entity, and each Participant and his or her heirs and beneficiaries.
11.4Delegation of Authority. The Board or the Committee may authorize a committee of one or more members of the Board to grant individual Awards to Employees pursuant to such conditions or limitations as the Board or the Committee may establish. The Committee may also delegate to the Chief Executive Officer and to other employees of the Company (i) the authority to grant individual Awards to Employees who are not subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, and (ii) other administrative duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.
11.5Indemnification. No member of the Committee or any designee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan except for any liability arising from his or her own willful malfeasance, gross negligence or reckless disregard of his or her duties.

12.Amendment and Termination. The Board may, at any time, and in its sole discretion, alter, amend, modify, suspend or terminate the Plan or any portion thereof for any purpose which may at the time be permitted by Applicable Laws (including, without limitation, increasing the maximum number of Phantom Units available for grant under the Plan), and may at any time terminate the Plan as to any future grants of Awards; provided, however, that no such amendment, modification, suspension or termination shall, without the consent of a Participant, materially adversely affect such Participant’s rights under the Plan and provided, further, that, no payment of benefits shall occur upon termination of the Plan unless, if applicable, the requirements of Code Section 409A have been met.
13.Forfeiture and Clawback in Certain Circumstances. The Committee may, at its sole discretion, terminate any Award if it determines that the recipient of the Award has engaged in material misconduct. For purposes of this provision, material misconduct includes conduct adversely affecting the Partnership’s financial condition, results of operations, or conduct which constitutes fraud or theft of Partnership assets, any of which require the Partnership to make a restatement of its reported financial statements. The Committee may also specify other conduct requiring the Partnership to make a restatement of its publicly reported financial statements as constituting material misconduct in future Award Agreements. If any material misconduct results in any error in financial information used in the determination of compensation paid to the recipient of an Award and the effect of such error is to increase the payment amount pursuant to an Award, the Committee may also require the recipient to reimburse the Partnership for all or a portion of such increase in compensation provided in connection with any such Award. In addition, if there is a material restatement of the Partnership’s financial statements that affects the financial information used to determine the compensation paid to the recipient of the Award, then the Committee may take whatever action it deems appropriate to adjust such compensation.
14.Miscellaneous.
14.1No Employment or Other Service Rights. Nothing in the Plan, Award Agreement or any instrument executed pursuant thereto, or the grant of an Award, shall confer upon any Employee, Director or Participant any right to continued employment or service with the Partnership or any Martin Group entity or interfere in any way with the right of the Partnership or any Martin Group entity to terminate the Participant’s employment or service at any time with or without notice and with or without cause. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if such termination is in violation of an obligation of the Partnership or any Martin Group entity to the Participant.
14.2Other Benefits. Amounts paid under the Plan shall not be considered part of a Participant’s salary or compensation for purposes of determining or calculating other benefits under any other employee benefit plan or program of the Partnership or the Company, except as required by the terms of such plans. Additionally, the adoption of this Plan will not affect any other compensation or incentive plans in effect for the Partnership or any Martin Group entity.
14.3Tax Withholding. The Partnership and any Martin Group entity shall have the right to deduct from any amounts otherwise payable under the Plan any federal, state, local, or other applicable taxes required to be withheld, or to take such other action as may be necessary in the opinion of the Partnership or any Martin Group entity to satisfy all obligations for withholding of such taxes.
14.4Governing Law. To the extent not preempted by federal law, the Plan will be construed in accordance with and governed by the laws of the State of Delaware. Notwithstanding the foregoing, the Plan is intended to conform to the extent necessary with all provisions of all Applicable Laws and any and all regulations and rules promulgated under such provisions, to the extent the Partnership or any Participant is subject to the provisions thereof. The Plan will be administered, Awards will be granted, and the underlying Phantom Units may vest only in such a manner as to conform to such laws, rules, and regulations. To the extent permitted by Applicable Laws, the Plan and Awards granted under this Plan will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.
14.5Section 409A.

(a)The Partnership intends that the Plan and Awards comply with, or be exempt from, the requirements of Code Section 409A and the accompanying regulations and guidance issued by the Internal Revenue Service (“Section 409A”) and shall be operated and interpreted consistent with that intent. Notwithstanding anything in this Plan to the contrary, the Committee will have the power to amend the Plan and any Agreements to the extent necessary to ensure that an Award will not trigger an excise tax to the Participant under Section 409A.
(b)If the Participant is identified by the Partnership as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Section 409A.
(c)The Partnership, the Company and the Martin Group entities make no representation that the Plan complies with Section 409A and shall have no liability to any Participant for any failure to comply with Section 409A. Each Participant is fully responsible for any and all taxes or other amounts imposed by Section 409A.
14.6Unfunded Benefit. The Plan is unfunded. Although bookkeeping (notional) accounts may be established with respect to Participants, any such accounts shall be used merely as a convenience. Neither the Plan nor any Award will create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership or any participating Martin Group entity and a Participant or any other Person. All amounts provided under the Plan shall be paid from the general assets of the Partnership or the Company and no separate fund shall be established to secure payment. To the extent that any Participant or other Person acquires a right to receive payment from the Partnership under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Partnership, the Company or the Martin Group entities.
14.7Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries to receive the Participant’s interest in the Plan in the event of the Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board and shall be effective only when filed by the Participant in writing with the Partnership or any Martin Group entity during the Participant’s lifetime. If a Participant fails to designate a beneficiary, then the Participant’s designated beneficiary shall be deemed to be the Participant’s surviving spouse to whom he or she is married as of the Participant’s date of death or, if the Participant is not married as of his or her date of death, the Participant’s estate.
14.8No Assignment. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate or otherwise encumber, transfer, hypothecate or convey any amounts payable hereunder prior to the date that such amounts are paid. Notwithstanding the foregoing, to the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities on such terms and conditions as the Committee may from time to time establish.
14.9Successors. All obligations of the Partnership under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Partnership, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all of the assets of the Partnership substantially as an entirety.
14.10Severability. If any provision of the Plan is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected.

14.11Headings and Subheadings. Headings and subheadings in the Plan are for convenience only and are not to be considered in the construction of the provisions hereof.